Exhibit 1.01

Conflict Minerals Report of NetApp, Inc.

For the Calendar Year Ended December 31, 2021

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding NetApp’s goals for its Conflict Minerals policy and the actions that NetApp intends to take to improve transparency and reporting. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in reports and documents NetApp files from time to time with the Securities and Exchange Commission, including the factors described under the sections titled “Risk Factors” in NetApp’s most recently filed Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, NetApp disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

This is the Conflict Minerals Report for NetApp, Inc. (“NetApp”) for calendar year 2021 prepared in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”).

Introduction

NetApp is a leader in data insight, access and control for hybrid cloud environments. NetApp provides global organizations the ability to manage and share their data across on-premises, private and public clouds.

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated thereunder (together “Section 1502”) require NetApp to perform certain due diligence procedures and disclose information about the use and origin of certain minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured or contracted to be manufactured by NetApp. The NetApp products that contain minerals or metals are its hardware products (storage systems and subsystems) that NetApp contracts to manufacture and sells directly or through resellers. The specific minerals covered by these rules consist of tin, tantalum, tungsten and gold and are referred to as “Conflict Minerals” or alternatively as “3TG”.

Conflict Minerals are necessary to the functionality or production of the hardware storage systems and subsystems that NetApp contracts with third parties to manufacture. Components and subassemblies that are made in part using Conflict Minerals are sourced from a global supply base that includes distributors, value-added resellers, original equipment manufacturers, original design manufacturers and contract manufacturers.

In accordance with Section 1502, NetApp has performed a “reasonable country of origin inquiry” (“RCOI”) on the Conflict Minerals that were in NetApp’s supply chain for calendar year 2021 to determine whether these minerals were sourced from the Democratic Republic of the Congo or adjoining countries (collectively the “Covered Countries”) and has conducted due diligence measures as described below.

Due Diligence Procedures

In accordance with Rule 13p-1, NetApp undertook due diligence procedures to determine the source and chain of custody of the Conflict Minerals used in its products. NetApp designed its due diligence measures for each of the Conflict Minerals to conform, in all material respects, with the due diligence framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD 2016) (“OECD Framework”) and related supplements. NetApp’s due diligence measures concerning Conflict Minerals included:

1.	Establishing strong company management systems regarding conflict minerals;

2.	Identifying and assessing risk in the supply chain;

3.	Designing and implementing strategies to respond to identified risks;

4.	Supporting industry associations that carry out independent third-party audits of smelter/refiner’s due diligence practices; and

5.	Reporting annually on NetApp’s supply chain due diligence activities.

STEP 1: Establish strong company management systems

a)

Identified an executive sponsor for NetApp’s supply chain transparency objectives to provide internal leadership and guidance to attain NetApp’s goal of determining the countries of origin of the Conflict Minerals that are necessary for the production or functionality of its products and eliminating sources of Conflict Minerals that benefit armed groups in the Covered Countries.

b)

Adopted and posted a Conflict Minerals policy (discussed further below) on its website. NetApp requested all vendors and suppliers of materials that could potentially contain Conflict Minerals (the “in-scope suppliers”) to comply with the requirements of Section 1502, if applicable, and to support NetApp’s compliance program. NetApp continues to educate suppliers on its Conflict Minerals policy and encourage suppliers to have policies of their own.

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c)	Included Section 1502 requirement contractually in its Master Supply Agreements, requiring suppliers to provide necessary information.

d)

Adopted processes, procedures and systems to capture, maintain, retrieve and report on supplier sourcing of Conflict Minerals to further improve transparency and the ability to report on NetApp’s sourcing of Conflict Minerals in accordance with Section 1502 in coming years.

e)

Conducted a survey using the Responsible Minerals Initiative or “RMI” (previously known as Conflict Free Sourcing Initiative (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”) version 6.1or higher (the “RCOI Survey”) through a third-party service provider, SupplierSoft, of NetApp’s in-scope suppliers to gather information on the chain of custody of the necessary Conflict Minerals included in NetApp products.

f)	Instituted Conflict Minerals risk assessment as part of the NetApp product development process.

g)

Identified personnel within NetApp responsible for the NetApp sustainability program, including responsibility for day-to-day consideration and review of compliance requirements related to the Section 1502.

h)

Used a third-party service provider, SupplierSoft, to assist with gathering and evaluating supply chain information with respect to Conflict Minerals, training and educating suppliers on Conflict Minerals and providing feedback to the in-scope suppliers on their conflict minerals program.

i)

Established a dedicated email address that is published on https://www.netapp.com/company/about-us/conflict-minerals/ and in other communications with suppliers whereby employees and suppliers can (i) communicate with NetApp on questions related to Conflict Minerals, (ii) request Conflict Mineral compliance information, and (iii) report Conflict Minerals grievances.

STEP 2: Identify and assess risks in the supply chain

a)

As part of its RCOI, NetApp performed an assessment of all parts represented within its product lines followed by a supplier risk assessment. Suppliers were first assessed by determining whether they supplied hardware, software or services. If the supplier was determined to supply hardware, NetApp assessed whether the materials supplied by the supplier could potentially contain Conflict Minerals to identify the in-scope suppliers. Finally, the in-scope suppliers were surveyed to determine whether they sourced Conflict Minerals from the Covered Countries.

b)

Provided letters to the in-scope suppliers explaining NetApp’s country of origin inquiry and due diligence efforts and requesting supplier cooperation. Suppliers were offered training materials on the requirements of Section 1502, NetApp’s plan to achieve compliance with such requirements and NetApp’s goal of achieving responsible sourcing from its suppliers.

c)

Partnered with SupplierSoft to conduct a RCOI Survey of NetApp’s in-scope suppliers to gather information on countries of origin and identify smelters or refiners. The RCOI Survey used the CMRT. The in-scope suppliers were asked to identify the smelters and refiners who contributed to the Conflict Minerals materials contained in parts and components that they supplied to NetApp.

d)

The in-scope suppliers that responded to NetApp’s RCOI Survey account for 100% of in-scope component spend for calendar year 2021. Maintaining this percentage rate is attributable to NetApp’s and SupplierSoft’s efforts on following up with non-responsive suppliers.

e)

Compared smelters and refiners identified against the list of those on RMI’s lists for tantalum, tin, tungsten and gold including those that have received a “conflict free” designation by participating in an independent third-party audit. Based on the RCOI, NetApp had reason to believe that some of the Conflict Minerals may have originated from the Covered Countries, therefore, in accordance with Section 1502, performed due diligence on the source and chain of custody of the conflict minerals in question.

f)	Performed enhanced data analytics to ensure identification of all in-scope suppliers throughout NetApp’s entire supply chain.

g)	Analyzed CMRT responses and provided feedback to suppliers on the strength of their conflict minerals program.

STEP 3: Design and implement a strategy to respond to identified risks

a)	NetApp has established a supplier Conflict Minerals policy, which outlines NetApp’s requirements for its suppliers:

a.	Sourcing minerals from socially responsible suppliers;

b.	Requesting suppliers downstream to source minerals from socially responsible suppliers;

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c.	Providing NetApp with prompt, truthful, and accurate information regarding each supply source and the nature of the sourcing materials as it relates to the requirements of Section 1502; and

d.	Cooperating with regular business reviews, surveys, and audits undertaken by or for NetApp so that it can comply with the requirements of Section 1502.

b)	Through calendar year 2021, NetApp continued to flow down its Conflict Minerals policy to its in-scope supply base. This has aided in defining sourcing requirements for products supplied to NetApp.

c)	NetApp’s supplier qualification and assessment program includes audits of supplier representations of their status to validate their previous and current reporting.

d)

NetApp (or SupplierSoft on NetApp’s behalf), responded to the risks identified in Step 2 by providing feedback and education material to suppliers. This included contacting non-responsive suppliers, following up with invalid submissions, providing feedback and recommended next steps for identified smelter risk, and encouraging suppliers to improve their internal compliance practices.

e)	In 2021, NetApp attended a Conflict Minerals forum and collaborated with industry peers to define and improve best practices, and encourage responsible sourcing

f)	In calendar year 2022, NetApp plans to:

a.

Continue to work with its top materials-spend suppliers to improve transparency and reporting. Concurrently, through its supplier performance management process, NetApp continues to assess risk for its supply base that are not improving their level of transparency required by Section 1502 to promote its intended purpose. NetApp will work with suppliers with underdeveloped processes, providing information and guidance to increase transparency.

b.

Compare RCOI Survey responses to information collected via independent conflict free smelter validation programs, such as RMI’s Responsible Minerals Assurance Process, to identify unknown or unrecognized smelters or refiners.

c.	Contact in-scope suppliers with unknown or unrecognized smelters or refiners and request their participation in improving data accuracy and promoting RMI’s efforts.

d.

Participate in Conflict Minerals forums and collaborate with industry peers to define best practices and encourage responsible sourcing. NetApp will continue to support RMI in its efforts to increase the number of smelters and refiners identified as “conflict free.”

e.	Continue outreach efforts with suppliers who listed OFAC sanctioned smelters in their CMRT to have these smelters removed from their CMRT.

STEP 4: Support industry associations that carry out independent third-party audits of smelter/refiner’s due diligence practices

As a member of the Responsible Business Alliance or “RBA” (previously known as Electronic Industry Citizenship Coalition, or “EICC),” NetApp will continue to participate in the RMI to assist in increasing the number of smelters and refiners directly and indirectly in its supply base that have been identified as “conflict free” under Responsible Minerals Assurance Process or “RMAP” (previously known as CFSI’s Conflict-Free Smelter Program), which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials. NetApp was not required to obtain a third-party independent audit of its own due diligence process and compliance efforts and results in 2021.

STEP 5: Report annually on supply chain due diligence

NetApp’s Conflict Minerals policy, Form SD and this Conflict Minerals Report are currently posted on NetApp’s public website:

https://www.netapp.com/company/about-us/conflict-minerals/

https://www.netapp.com/pdf.html?item=/media/7875-conflictmineralspolicy.pdf and

https://investors.netapp.com/sec-filings/sec-filing/s-8/0001193125-21-272936

Results of Due Diligence

NetApp, as a purchaser, is many steps removed from the mining of the Conflict Minerals and does not purchase raw ore or unrefined Conflict Minerals, nor does it purchase bulk Conflict Minerals in the form of ingots or bullion for use in its products. The origin of NetApp’s Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

Based on the information that was provided by NetApp’s in-scope suppliers and otherwise obtained through its due diligence efforts described herein, NetApp believes that the facilities listed in Appendix A may have been used to process a portion of the necessary Conflict Minerals contained in NetApp’s products for calendar year 2021. Furthermore, NetApp has reasonably determined from information provided by the RMAP and otherwise obtained through NetApp’s due diligence efforts, that it does not have enough information to determine whether portions of its products contain recycled or scrap sources.

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Appendix A is a list of the smelters and refiners listed by NetApp’s in-scope suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. The majority of CMRTs received from the in-scope suppliers were made on a company or division level basis, rather than on a product-level basis, therefore NetApp cannot identify with certainty which smelters or refiners listed in Appendix A actually processed the Conflict Minerals contained in NetApp products. Therefore, the list of processing smelters and refiners disclosed in Appendix A may contain more facilities than those that actually processed the conflict minerals contained in our products.

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Appendix A

Smelters or Refiners (SORs) that may be used to process the Conflict Minerals contained in NetApp’s Products.

SOR Status as of December 31, 2021: “Conformant” indicates SOR is publicly listed on the RMAP web site and considered “conflict-free” as of the date indicated based on the criteria used by the RMI to assess SORs. “Active” indicates SOR has committed to or is in the process of undergoing an audit through RMAP. “Not Enrolled” indicates SOR is not enrolled in RMAP. “Non-Conformant” indicates SOR was audited but found not conformant with the relevant RMAP standard.

Metal	Smelter CID	Smelter Name	Country	Status

Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA	Not Enrolled

Tungsten	CID003407	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	CID003205	PT Bangka Serumpun	INDONESIA	Conformant

Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Non-Conformant

Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant

Tin	CID003387	Luna Smelter, Ltd.	RWANDA	Conformant

Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant

Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant

Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Conformant

Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Conformant

Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conformant

Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Conformant

Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Conformant

Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant

Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant

Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Conformant

Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Conformant

Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant

Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant

Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conformant

Gold	CID003185	African Gold Refinery	UGANDA	Not Enrolled

Gold	CID002857	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant

Gold	CID003497	K.A. Rasmussen	NORWAY	Not Enrolled

Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant

Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant

Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Conformant

Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA	Not Enrolled

Tungsten	CID003388	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conformant

Gold	CID000264	Chugai Mining	JAPAN	Conformant

Gold	CID000401	Dowa	JAPAN	Conformant

Gold	CID000425	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant

Gold	CID000711	Heraeus Germany GmbH Co. KG	GERMANY	Conformant

Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	CID000468	Fenix Metals	POLAND	Conformant

Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant

Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Conformant

Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Non-Conformant

Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Conformant

Tantalum	CID001076	AMG Brasil	BRAZIL	Conformant

Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Not Enrolled

Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Conformant

Tantalum	CID002545	TANIOBIS GmbH	GERMANY	Conformant

Tantalum	CID002550	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

Tin	CID001898	Thaisarco	THAILAND	Conformant

Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Conformant

Gold	CID003186	Gold Coast Refinery	GHANA	Not Enrolled

Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conformant

Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant

Gold	CID000689	LT Metal Ltd.	KOREA, REPUBLIC OF	Conformant

Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Conformant

Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Conformant

Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Non-Conformant

Gold	CID001352	PAMP S.A.	SWITZERLAND	Conformant

Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Non-Conformant

Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant

Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Conformant

Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant

Gold	CID001534	Royal Canadian Mint	CANADA	Conformant

Gold	CID001113	Materion	UNITED STATES OF AMERICA	Conformant

Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant

Gold	CID002762	L’Orfebre S.A.	ANDORRA	Conformant

Gold	CID002582	REMONDIS PMR B.V.	NETHERLANDS	Conformant

Gold	CID002606	Marsam Metals	BRAZIL	Conformant

Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant

Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Conformant

Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant

Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Conformant

Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant

Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Conformant

Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant

Tantalum	CID002549	TANIOBIS Japan Co., Ltd.	JAPAN	Conformant

Tin	CID003325	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant

Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant

Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant

Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant

Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not Enrolled

Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not Enrolled

Tin	CID001458	PT Prima Timah Utama	INDONESIA	Conformant

Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Conformant

Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Conformant

Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant

Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant

Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Non-Conformant

Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant

Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conformant

Gold	CID002761	SAAMP	FRANCE	Conformant

Gold	CID002763	8853 S.p.A.	ITALY	Conformant

Gold	CID002765	Italpreziosi	ITALY	Conformant

Gold	CID002580	T.C.A S.p.A	ITALY	Conformant

Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant

Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Conformant

Tantalum	CID002544	TANIOBIS Co., Ltd.	THAILAND	Conformant

Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	Conformant

Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Conformant

Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Conformant

Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not Enrolled

Gold	CID003382	CGR Metalloys Pvt Ltd.	INDIA	Not Enrolled

Gold	CID003383	Sovereign Metals	INDIA	Not Enrolled

Tin	CID001477	PT Timah Tbk Kundur	INDONESIA	Conformant

Tin	CID001482	PT Timah Tbk Mentok	INDONESIA	Conformant

Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Conformant

Tin	CID001758	Soft Metais Ltda.	BRAZIL	Conformant

Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant

Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conformant

Gold	CID003461	Augmont Enterprises Private Limited	INDIA	Active

Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Not Enrolled

Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not Enrolled

Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant

Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.	CHINA	Conformant

Tantalum	CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	Conformant

Gold	CID002863	Bangalore Refinery	INDIA	Conformant

Gold	CID002973	Safimet S.p.A	ITALY	Conformant

Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant

Tungsten	CID002542	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant

Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant

Tantalum	CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Conformant

Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Tin	CID001305	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Conformant

Gold	CID002282	Morris and Watson	NEW ZEALAND	Not Enrolled

Tungsten	CID003614	OOO ?Technolom? 1	RUSSIAN FEDERATION	Active

Gold	CID003557	Metallix Refining Inc.	UNITED STATES OF AMERICA	Not Enrolled

Tin	CID001486	PT Timah Nusantara	INDONESIA	Active

Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant

Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant

Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant

Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conformant

Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant

Gold	CID000035	Agosi AG	GERMANY	Conformant

Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL	Conformant

Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Conformant

Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant

Gold	CID003424	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant

Gold	CID003425	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant

Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant

Gold	CID002290	SAFINA A.S.	CZECHIA	Conformant

Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant

Tantalum	CID001200	NPM Silmet AS	ESTONIA	Conformant

Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Conformant

Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Not Enrolled

Tin	CID001428	PT Bukit Timah	INDONESIA	Active

Tin	CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant

Gold	CID002852	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA	Active

Gold	CID002853	Sai Refinery	INDIA	Not Enrolled

Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not Enrolled

Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not Enrolled

Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Active

Gold	CID003529	Sancus ZFS (L?Orfebre, SA)	COLOMBIA	Active

Tin	CID002478	PT Tirus Putra Mandiri	INDONESIA	Not Enrolled

Tin	CID001493	PT Tommy Utama	INDONESIA	Not Enrolled

Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant

Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Conformant

Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Conformant

Gold	CID000082	Asahi Pretec Corp.	JAPAN	Conformant

Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Conformant

Gold	CID000113	Aurubis AG	GERMANY	Conformant

Gold	CID003500	Alexy Metals	UNITED STATES OF AMERICA	Active

Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant

Tungsten	CID003468	Cronimet Brasil Ltda	BRAZIL	Conformant

Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant

Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant

Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant

Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant

Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Conformant

Tin	CID003582	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	Conformant

Tin	CID003380	PT Masbro Alam Stania	INDONESIA	Active

Gold	CID003421	C.I Metales Procesados Industriales SAS	COLOMBIA	Active

Gold	CID000522	Refinery of Seemine Gold Co., Ltd.	CHINA	Not Enrolled

Gold	CID002312	Guangdong Jinding Gold Limited	CHINA	Not Enrolled

Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not Enrolled

Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not Enrolled

Gold	CID000778	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Not Enrolled

Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Not Enrolled

Gold	CID000180	Caridad	MEXICO	Not Enrolled

Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant

Gold	CID000157	Boliden AB	SWEDEN	Conformant

Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Conformant

Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Conformant

Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Conformant

Gold	CID000233	Chimet S.p.A.	ITALY	Conformant

Tin	CID001457	PT Panca Mega Persada	INDONESIA	Not Enrolled

Gold	CID002562	International Precious Metal Refiners	UNITED ARAB EMIRATES	Not Enrolled

Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Conformant

Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant

Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant

Tungsten	CID002543	Masan High-Tech Materials	VIET NAM	Conformant

Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Non-Conformant

Tin	CID002696	PT Cipta Persada Mulia	INDONESIA	Conformant

Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Conformant

Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant

Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant

Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Conformant

Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Conformant

Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant

Gold	CID000493	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Non-Conformant

Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Conformant

Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant

Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant

Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant

Tin	CID003449	PT Mitra Sukses Globalindo	INDONESIA	Active

Gold	CID002525	Shandong Humon Smelting Co., Ltd.	CHINA	Not Enrolled

Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Not Enrolled

Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	Not Enrolled

Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not Enrolled

Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Active

Tantalum	CID002539	KEMET de Mexico	MEXICO	Conformant

Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant

Tungsten	CID000004	A.L.M.T. Corp.	JAPAN	Conformant

Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Conformant

Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant

Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant

Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Gold	CID000814	Istanbul Gold Refinery	TURKEY	Conformant

Gold	CID000823	Japan Mint	JAPAN	Conformant

Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Conformant

Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant

Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Conformant

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Non-Conformant

Gold	CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Not Enrolled

Gold	CID002567	Sudan Gold Refinery	SUDAN	Not Enrolled

Gold	CID002003	Valcambi S.A.	SWITZERLAND	Conformant

Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant

Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Conformant

Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant

Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Conformant

Tin	CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	Active

Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Non-Conformant

Tungsten	CID003553	Artek LLC	RUSSIAN FEDERATION	Not Enrolled

Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	Conformant

Tin	CID003409	Precious Minerals and Smelting Limited	INDIA	Non-Conformant

Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not Enrolled

Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Active

Tin	CID003524	CRM Synergies	SPAIN	Conformant

Tin	CID003208	Pongpipat Company Limited	MYANMAR	Not Enrolled

Gold	CID003189	NH Recytech Company	KOREA, REPUBLIC OF	Conformant

Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Non-Conformant

Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA	Not Enrolled

Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant

Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Conformant

Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Conformant

Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant

Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Conformant

Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Conformant

Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant

Gold	CID000957	Kazzinc	KAZAKHSTAN	Conformant

Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant

Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant

Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant

Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant

Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant

Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Not Enrolled

Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not Enrolled

Gold	CID003615	WEEEREFINING	FRANCE	Active

Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Active

Gold	CID003575	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant

Tungsten	CID003609	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID003612	OOO ?Technolom? 2	RUSSIAN FEDERATION	Active

Tungsten	CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	Active

Gold	CID003548	MD Overseas	INDIA	Not Enrolled

Gold	CID003540	Sellem Industries Ltd.	MAURITANIA	Not Enrolled

Tin	CID002858	Modeltech Sdn Bhd	MALAYSIA	Non-Conformant

Gold	CID003487	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Not Enrolled

Gold	CID003488	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Not Enrolled

Gold	CID003490	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Not Enrolled

Gold	CID003489	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Not Enrolled

Tin	CID002015	VQB Mineral and Trading Group JSC	VIET NAM	Not Enrolled

Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Conformant

Tin	CID003381	PT Rajawali Rimba Perkasa	INDONESIA	Conformant

Tin	CID000402	Dowa	JAPAN	Conformant

Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Conformant

Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant

Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant

Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Conformant

Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant

Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant

Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Conformant

Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant

Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Non-Conformant

Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not Enrolled

Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA	Not Enrolled

Gold	CID001562	Samwon Metals Corp.	KOREA, REPUBLIC OF	Not Enrolled

Gold	CID003617	Value Trading	BELGIUM	Not Enrolled

Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA	Not Enrolled

Gold	CID003348	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Not Enrolled

Tungsten	CID003416	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Active

Tungsten	CID003417	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant

Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant

Tin	CID001406	PT Babel Surya Alam Lestari	INDONESIA	Conformant

Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant

Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant

Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Conformant

Gold	CID003463	Kundan Care Products Ltd.	INDIA	Not Enrolled

Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	VIET NAM	Non-Conformant

Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled

Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not Enrolled

Gold	CID001810	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Not Enrolled

Gold	CID003324	QG Refining, LLC	UNITED STATES OF AMERICA	Not Enrolled

Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Not Enrolled

Tin	CID001182	Minsur	PERU	Conformant

Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Conformant

Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant

Tin	CID001337	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	Conformant

Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Conformant

Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Conformant

Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Conformant

Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conformant

Gold	CID001916	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant

Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Conformant

Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Conformant

Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Conformant

Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant

Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant

Gold	CID002584	Fujairah Gold FZC	UNITED ARAB EMIRATES	Not Enrolled

Gold	CID002893	JALAN & Company	INDIA	Not Enrolled

Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN	Not Enrolled

Gold	CID002587	Industrial Refining Company	BELGIUM	Non-Conformant

Gold	CID002588	Shirpur Gold Refinery Ltd.	INDIA	Not Enrolled

Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not Enrolled

Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not Enrolled

Tin	CID002756	Super Ligas	BRAZIL	Active